SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) November 7, 2000
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                          WINSTAR COMMUNICATIONS, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                    1-10726                  13-3585278
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(State or Other Jurisdiction      (Commission           (IRS Employer
    of Incorporation)             File Number)          Identification No.)



685 Third Avenue, New York, New York                         10017
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(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code    (212) 792-9800
                                                      --------------



                                 Not Applicable
 ---------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 5.  OTHER EVENTS

A.       Offering of Preferred Stock and Warrants

General

         On November 7, 2000, Winstar Communications, Inc. ("Company" or "Winstar") and its wholly-owned subsidiary, Winstar Credit Corp. ("WCC"), entered into a Securities Purchase Agreement ("Purchase Agreement") with Credit Suisse First Boston Equity Partners, L.P. ("CSFB"), Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS"), Microsoft Corporation ("Microsoft"), CPQ Holdings, Inc., a wholly-owned subsidiary of Compaq Computer Corporation ("Compaq"), and the other purchasers listed on the signature pages thereto (collectively and together with certain other purchasers to be identified prior to closing, the "Purchasers"), pursuant to which the Company and WCC agreed to sell to the Purchasers an aggregate of 270,000 shares of the Company's Series H Senior Cumulative Participating Convertible Preferred Stock ("Series H Stock") and warrants to purchase an aggregate of 4,590,000 shares of Common Stock ("Warrants" and, together with the Series H Stock, the "Securities") for an aggregate purchase price of $270,000,000. The closing of the purchase is expected to take place in December 2000 after the satisfaction of certain closing conditions described below.

        The Series H Stock, which will vote on an as-converted basis with the Company's Common Stock, 6% Series A Cumulative Convertible Preferred Stock ("Series A Stock") and Series G Senior Cumulative Participating Convertible Preferred Stock ("Series G Stock" and, with the Common Stock, Series A Stock and Series H Stock, the "Voting Securities"), and the Warrants, will represent, on an after-issued basis, beneficial ownership of approximately 14.3% of the Company's outstanding Common Stock, 8.4% of the Company's outstanding Voting Securities (based upon the number of votes and assuming that the Warrants are not exercised), and approximately 8.7% of the Company's fully diluted Common Stock.

         In February 2000, CSFB, WCAS and Microsoft and certain of their affiliates purchased 900,000 shares of the Company's Series G Stock for an aggregate purchase price of $900,000,000 and such purchasers (or their affiliates) continue to hold such securities. Based on each party's holdings of the Company's Series G Stock and Series H Stock, after the consummation of the Purchase Agreement, CSFB, WCAS and Microsoft will own approximately 10.7%, 6.7% and 6.7%, respectively, of the Company's Voting Securities (based upon the number of votes and assuming that the Warrants are not exercised).

Terms of the Series H Stock

         Dividends

         If any cash dividends are paid on the Common Stock, the holders of Series H Stock shall be entitled to receive such cash dividends on an



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as-converted basis. In addition, the Series H Stock pays cumulative dividends at a rate equal to the excess (if any) of (i) 12.5% per annum on its liquidation preference over (ii) the amount of any regular cash dividends per share of Series H Stock that have been paid during the applicable dividend period on the Common Stock. Such dividends shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year to the record holders of the Series H Stock as of March 1, June 1, September 1 and December 1. The Company has the option to pay these dividends in cash or by adding the amount of the dividend to the liquidation preference of the Series H Stock ("Accretion of Liquidation Preference").

         Conversion

         Each share of Series H Stock is convertible into shares of Common Stock (the "Conversion Shares") at an initial conversion price ("Conversion Price") of $25.00 per Conversion Share1, subject to certain "structural" anti-dilution adjustments (i.e., adjustments for a stock split, combination, reclassification or other similar event involving the Common Stock) and weighted average anti-dilution adjustments for issuances of securities at a price less than the Conversion Price for the first two years after the closing and thereafter at a price less than the Current Market Price ("Anti-Dilution Protection Provisions"). "Current Market Price" means, as of any date, the volume-weighted average trading price of the Common Stock on Nasdaq for the 20 consecutive trading days immediately prior to such date. The Company will have the option to convert all of the shares of Series H Stock into Common Stock at the Conversion Price if, on or after the fourth anniversary of the date of issuance of the Series H Stock, the Current Market Price is at least equal to 155% of the "conversion price" (as defined in the Series G Stock Certificate of Designations) of the Series G Stock on such date. The conversion price of the Series G Stock is currently $45.00 and 155% thereof is $69.75.

         Liquidation, Dissolution or Winding up

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any payment or distribution of the Company's assets are made to the holders of Junior Securities (as defined below), holders of Series H Stock will be entitled to receive an amount per share equal to the greater of (i) the accreted value of the Series H Stock on such date, plus all dividends accrued to such date (whether or not earned or declared) since the end of the previous dividend period and (ii) the amount that would have been payable on a number of shares of Common Stock equal to the number of Conversion Shares into which a share of Series H Stock was convertible immediately prior to such date. Holders of Series H Stock will not be entitled to any further payment. If the assets of the Company distributable among the holders of Series H Stock are insufficient to pay in full the preferential



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      1  The closing sale price of the Common Stock on the date the Purchase
Agreement was executed was $22.375 per share.



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amount and liquidating payments on any Parity Securities (as defined below), then such assets will be distributed among the holders of Series H Stock and any such Parity Securities ratably in accordance with the respective amounts that would be payable if all amounts payable thereon were paid in full.

         Ranking

         With respect to dividend rights and rights on liquidation, dissolution and winding up, the Series H Stock will rank (i) senior to the Company's Common Stock, Series A Stock, Series E Junior Convertible Preferred Stock and each other class or series of capital stock established in the future by the Company's Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series H Stock (collectively, the "Junior Securities") and (ii) on a parity with the Company's Series D 7% Senior Cumulative Convertible Preferred Stock Due 2010, Series F 7 1/4% Senior Cumulative Convertible Preferred Stock, Series G Stock and each other class or series of capital stock established in the future by the Company's Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series H Stock (collectively, the "Parity Securities"). The Company may not issue any equity securities that are senior to the Series H Stock without the consent of the holders of the Series H Stock.

         Redemption

         On April 1, 2010, the Company will be required to redeem all of the outstanding shares of Series H Stock at a redemption price per share equal to the greater of (i) the accreted value of the Series H Stock on such date, plus all dividends accrued to such date (whether or not earned or declared) since the most recent dividend payment date and (ii) the Current Market Price on April 1, 2010 multiplied by the number of Conversion Shares into which a share of Series H Stock is convertible on such date. The Company has the option to pay the redemption price in cash or in shares of Common Stock. If the Company elects to pay the redemption price, in whole or in part, in shares of Common Stock, such shares will be valued at 97% of the Current Market Price on April 1, 2010. If the Company determines to pay the redemption price in shares of Common Stock, the Company has agreed to use its best efforts to register such shares under the Securities Act of 1933, as amended, prior to the delivery of such shares.

         Change of Control

         In the event of a "change of control" (as defined in the Series H Stock Certificate of Designations) of the Company, the Company will make an offer to purchase all outstanding shares of Series H Stock at a purchase price equal to the "change of control amount" (as defined in the Series H Stock Certificate of Designations) on such date. The Company has the option to pay the change of control amount in cash or shares of Common Stock. If the Company elects to pay the applicable change of control amount in shares of Common Stock, such shares will be valued at the Current Market Price on the date the change of control amount is paid. If the Company determines to pay the change of control amount in shares of Common Stock, the Company has agreed to use its best efforts to register such shares prior to the delivery of such shares.

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         Voting Rights

         Each holder of Series H Stock will be entitled to vote with the Common Stock on all matters and will be entitled to that number of votes equal to the number of Conversion Shares into which such holder's shares of Series H Stock could be converted on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited. In addition, so long as any of the Series H Stock is outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series H Stock, voting together as a single class, will be necessary to: (i) amend, alter or repeal any provision of the Company's Restated Certificate of Incorporation or By-laws so as to adversely affect the Series H Stock, (ii) issue any additional Series H Stock or create, authorize or issue any capital stock that ranks senior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to the Series H Stock or (iii) redeem for cash any Junior Securities, subject to certain exemptions.

Terms of the Warrants

         The Warrants allow the holders to purchase up to an aggregate of 4,590,000 shares of the Company's Common Stock at an initial exercise price ("Exercise Price") of $25.00 per share. The Warrants are exercisable upon the earlier of (i) 180 days from the date of issuance and (ii) the date on which a change of control occurs. The Warrants expire on the fifth year anniversary of the date of issuance. The Warrants contain the same Anti-Dilution Protection Provisions as the Series H Stock. Additionally, if on the first anniversary of the date of issuance, the Current Market Price is less than $25, the Exercise Price shall be reduced to such Current Market Price. If, on any date after the sixth month anniversary of the date of issuance, the Current Market Price equals or exceeds 155% of the conversion price of the Series G Stock (currently $69.75), the Company may, by written notice, require the Warrants to be exercised or exchanged within 30 days after the delivery of such notice.

Shareholders Agreements


       Concurrently with the closing of the transaction, CSFB and its affiliated co-investment partners, WCAS and its affiliated co-investment partners and Microsoft will enter into separate Amended and Restated Shareholders Agreements with the Company and Compaq will enter into a Shareholders Agreement with the Company. Pursuant to their respective Amended and Restated Shareholders Agreements, each of the CSFB Entities, the WCAS Entities and Microsoft (a) will agree that until the earlier of February 1, 2010 or the date on which such party owns less than 20% of its initial holdings of Series G Stock or Series H Stock, such party will not purchase any additional voting securities of the Company without the Company's prior written consent and (b) the Company will grant to each party customary demand and "piggyback" registration rights. The Shareholders Agreement with Compaq also provides for certain limited demand and "piggyback" registration rights. Additionally, pursuant to each of the respective shareholders agreements, each Purchaser will agree, subject to certain exceptions, not to transfer shares of its Series H Stock, Series G Stock, Warrants or the underlying Common Stock without the consent of the Company to a single holder or group of related holders if such Purchaser knows or has reason to believe after asking such holder or group of holders, that as a result thereof such holders or group of related holders would beneficially own more than 5% of the Company's outstanding common stock on a fully diluted basis.

        Pursuant to their respective Amended and Restated Shareholders Agreements, each of WCAS and CSFB is entitled to designate one director nominee to the Company's Board of Directors as long as it continues to own at least 40% of its initial holdings of Series H Stock or Series G Stock. For so long as each of WCAS and CSFB has the right to designate a director nominee to the Company's


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Board of Directors, each shall also have the right to have such director appointed to the Compensation Committee (in the case of WCAS) and the Audit Committee (in the case of CSFB) of the Company's Board of Directors. At each meeting of the Company's Board of Directors (or any committee thereof) attended by the director nominee of WCAS or CSFB, such director nominee may be accompanied by one individual (who shall not have any voting rights) selected by such director nominee. At such time as each of WCAS and CSFB no longer has the right to designate a director nominee to the Company's Board of Directors, and so long as it continues to own 20% of its initial holdings of Series H Stock or Series G Stock, it will be entitled to designate a non-voting observer to the Company's Board of Directors. Each of WCAS, CSFB and Compaq will also be entitled to receive certain financial information regarding the Company in order to monitor its equity interest in the Company so long as it continues to own 20% of its initial holdings of Series H Stock or Series G Stock.

Closing Conditions

         The closing of the purchase of the Securities is subject to the satisfaction of customary closing conditions for a transaction of this type. Additionally, the Company must obtain the approval of the Term Loan C and related amendment to its Senior Secured Credit Agreement (as described below) from a majority in interest of the lenders under such agreement. The Company anticipates satisfying all closing conditions and consummating this transaction during the fourth quarter of 2000.

B.       Equipment Leasing Facilities

         On November 7, 2000, a subsidiary of the Company ("CSC Lessee"), entered into an equipment leasing arrangement with Cisco Systems Capital Corporation ("CSC Lessor"), a subsidiary of Cisco Systems Inc., pursuant to which the CSC Lessor has committed to provide equipment lease financing to the CSC Lessee for purchases of equipment and related services from Cisco (the "CSC Lease Financing"). CSC Lessee's obligations under the CSC Lease Financing are guaranteed by the Company and WCI Capital Corp., a subsidiary of the Company.

         CSC Lessor has agreed to provide up to $500 million of CSC Lease Financing, of which $125 million is immediately available. An additional $125 million becomes available at such time as the Company raises $250 million of additional equity capital (which will occur with the issuance of the Series H Stock described above) or in certain other events. A second additional tranche of $125 million of CSC Lease Financing becomes available to the Company at such time as the Company raises an additional $250 million of equity capital or in certain other events and a third additional tranche of $125 million of CSC Lease Financing becomes available to the Company at such time as the Company raises a further additional $250 million of equity capital or in certain other events.


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         Also on November 7, 2000, the Company obtained a commitment from Compaq
Financial Services Corporation, a subsidiary of Compaq Computer Corporation
("CPQ Lessor"), to provide up to $50 million of equipment lease financing to the Company or a subsidiary of the Company ("CPQ Lessee"), for purchases of equipment and related services from Compaq. The utilization of this facility is subject to certain conditions, including the execution of definitive lease documentation and the completion of due diligence by CPQ Lessor, all of which conditions the Company expects to have satisfied during the fourth quarter of 2000.

C.       Additional Senior Secured Financing

         The Company has received a commitment for a new $200 million Term Loan C (the "Term Loan C") to be made under the Revolving Credit and Term Loan Agreement, dated as of May 4, 2000, among WCI Capital Corp., as borrower, the Company and certain subsidiaries, as guarantors, the Lenders from time to time parties thereto, The Bank of New York, as Letter of Credit Issuer, Administrative Agent and Collateral Agent for the Lenders and certain other parties in other capacities (as heretofore amended, the "Credit Agreement"). The new loan will become effective upon appropriate amendments to the existing facility agreement being signed by the parties, including a majority in interest of the existing lenders under the facility. Closing of the Term Loan C will be subject to certain customary closing conditions. We expect to close this transaction during the fourth quarter of 2000.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

         (c)      Exhibits

                  4.1 Purchase Agreement, dated as of November 7, 2000, among the Company, WCC and the Purchasers (without exhibits)*

                  4.2 Form of Certificate of Designations, Preferences and Rights of Series H Senior Cumulative Participating Convertible Preferred Stock*

                  4.3 Form of Amended and Restated Shareholders Agreement to be entered into separately with the Company by each of (i) CSFB and its affiliated co-investment partners, (ii) WCAS and its affiliated co-investment partners and (iii) Microsoft*

                  4.4 Form of Shareholders Agreement to be entered into with the Company by Compaq*

                  4.5      Form of the Warrants*

                  99.1     Press Release, dated November 7, 2000*

___________________________
*  To be filed by Amendment

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 14, 2000

                         WINSTAR COMMUNICATIONS, INC.



                         By:      /s/ Kenneth J. Zinghini
                             --------------------------------
                                  Kenneth J. Zinghini
                                  Senior Vice President


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                                  EXHIBIT INDEX

         The following exhibits are filed as part of this report:

Exhibit Document

4.1 Purchase Agreement, dated as of November 7, 2000, among the Company, WCC and the Purchasers (without exhibits)*

4.2 Form of Certificate of Designations, Preferences and Rights of Series H Senior Cumulative Participating Convertible Preferred Stock*

4.3 Form of Amended and Restated Shareholders Agreement to be entered into separately with the Company by each of (i) CSFB and its affiliated co-investment partners, (ii) WCAS and its affiliated co-investment partners and (iii) Microsoft*

4.4 Form of Shareholders Agreement to be entered into with the Company by Compaq*

4.5     Form of the Warrants*

99.1    Press Release, dated November 7, 2000*


___________________________
*  To be filed by Amendment

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